Exhibit 10.13

Confidential

AMENDED AND RESTATED

SHAREHOLDERS’ VOTING RIGHTS ENTRUSTMENT AGREEMENT

Regarding

SHANGHAI HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD.

By and among

MIYUAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD.

SHANGHAI HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD.

And

HAIYAN GONG

XU LIU

AND OTHERS

January 25, 2011

AMENDED AND RESTATED SHAREHOLDERS’ VOTING RIGHTS ENTRUSTMENT AGREEMENT

This AMENDED AND RESTATED SHAREHOLDERS’ VOTING RIGHTS ENTRUSTMENT AGREEMENT (the “Agreement”) is made on January 25, 2011 in Shanghai, the People’s Republic of China (“China” or “PRC”) by and among the following Parties:

(1)                                  MIYUAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD. (“Shanghai Miyuan”)

Registered address: Room 697-07, Building No. 2, 351 Guoshoujing Road, Zhangjiang High Tech Park, Shanghai;

Legal representative: Yongqiang Qian

(2)                                  SHANGHAI HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD. (“Shanghai Huaqianshu”)

Registered address: Room 1114, No. 1, Lane 127 Guotai Road, Yangpu District, Shanghai

Legal representative: Yongqiang Qian

(3)                                  HAIYAN GONG

Chinese ID No.: [*****************]*

(4)                                  XU LIU

Chinese ID No.: [*****************]*

(5)                                  YONGQIANG QIAN

Chinese ID No.: [*****************]*

(6)                                  CHENG LI

Chinese ID No.: [*****************]*

(7)                                  FUPING YU

Chinese ID No.: [*****************]*

(8)                                  QINGJUN ZHU

Chinese ID No.: [*****************]*

(The above individuals are hereinafter collectively referred to as the “Shareholders” and individually as a “Shareholder”; the above parties individually are referred to as a “Party” and collectively as the “Parties”.)

WHEREAS:

*  This portion has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

1.                                       On January 15, 2006, Haiyan Gong, Xu Liu, Shanghai Huaqianshu and Souyuan (Shanghai) Information Technology Co., Ltd. entered into the Shareholders’ Voting Rights Entrustment Agreement; On May 9, 2007, Haiyan Gong, Xu Liu, Jing Yang, Yongqiang Qian, Shanghai Huaqianshu and Souyuan (Shanghai) Information Technology Co., Ltd. entered into the Supplementary Agreement To The Shareholders’ Voting Rights Entrustment agreement (hereinafter collectively referred to as the “Original Shareholders’ Voting Rights Entrustment Agreement”); Pursuant to the Original Shareholders’ Voting Rights Entrustment Agreement, Haiyan Gong, Xu Liu, Jing Yang and Yongqiang Qian, as the registered shareholders of Shanghai Huaqianshu at that time, have, with respect to the equity interest held by them in Huaqianshu, respectively granted the person designated by Souyuan (Shanghai) Information Technology Co., Ltd. an authority to exercise the voting rights enjoyed by them in Huaqianshu.  On May 10, 2007, Haiyan Gong, Xu Liu, Jing Yang, Yongqiang Qian, Shanghai Huaqianshu, Shanghai Miyuan and Souyuan (Shanghai) Information Technology Co., Ltd. entered into the Contract Transfer Agreement, pursuant to which Shanghai Miyuan has assumed all rights and obligations of Souyuan (Shanghai) Information Technology Co., Ltd. under the Original Shareholders’ Voting Rights Entrustment Agreement.  As of the execution date hereof, the aforementioned agreements remain legally effective and in the process of performance.

2.                                       On January 19, 2011, Haiyan Gong, Yongqiang Qian, Xu Liu, Qingjun Zhu, Fuping Yu and Cheng Li entered into the Equity Transfer Agreement, pursuant to which Haiyan Gong transferred 7.2% of the equity interests held by her in Shanghai Huaqianshu to Fuping Yu; Haiyan Gong transferred 2.96% of the equity interests held by her in Shanghai Huaqianshu to Cheng Li; Haiyan Gong transferred 3.98% of the equity interests held by her in Shanghai Huaqianshu to Qingjun Zhu; Haiyan Gong transferred 15.13% of the equity interests held by her in Shanghai Huaqianshu to Yongqiang Qian; and Haiyan Gong transferred 2.99% of the equity interests held by her in Shanghai Huaqianshu to Xu Liu.  As of the date hereof, Haiyan Gong, Yongqiang Qian, Xu Liu, Qingjun Zhu, Fuping Yu and Cheng Li are the entire shareholders of Shanghai Huaqianshu at the time being, holding 37.74%, 45.13%, 2.99%, 7.2%, 3.98% and 2.96% of the equity interest in Shanghai Huaqianshu respectively.

3.                                       In order to ensure the continuous realization of the rights and interests under the Original Shareholders’ Voting Rights Entrustment Agreement and the Contract Transfer Agreement after the above changes in the shareholding of Shanghai Huaqianshu, the Parties agree to amend and restate the Original Shareholders’ Voting Rights Entrustment Agreement, and such amended and restated agreement, i.e., this Agreement, shall, once executed, supersede any other legal documents the Parties have previously executed in relation to the entrustment of shareholders’ voting rights in Shanghai Huaqianshu, including but not limited to the Original Shareholders’ Voting Rights Entrustment Agreement.

4.                                       The Shareholders respectively intend to grant the person designated by Shanghai Miyuan the authority to exercise the voting rights enjoyed by them in Shanghai Huaqianshu, and Shanghai Miyuan agrees to designate the relevant person to accept such authorization in accordance with this Agreement.

NOW, THEREFORE, the Parties agree and resolve to amend and restate the Original Shareholders’ Voting Rights Entrustment Agreement as follows:

ARTICLE I. ENTRUSTMENT OF VOTING RIGHTS

1.1                     The Shareholders hereby irrevocably warrant that, after the execution of this Agreement, he/she will execute a power of attorney respectively to authorize Haiyan Gong (ID No. [*****************]*, the “Authorized Person”) to exercise the following rights enjoyed by each of the Shareholders as the shareholders of Shanghai Huaqianshu as granted by the articles of association of Shanghai Huaqianshu then in effect (collectively the “Authorized Rights”):

(1)                      attending the shareholders’ meeting of Shanghai Huaqianshu as the representative of each Shareholder;

(2)                      representing each Shareholder to vote for all the matters that shall be discussed and resolved by the shareholders’ meeting (including but not limited to appointment and election of senior management such as directors, general manager and so on of Shanghai Huaqianshu);

(3)                      proposing the convention of the extraordinary shareholders’ meeting;

(4)                      any shareholders’ rights as specified by laws; and

(5)                      other shareholders’ voting rights under the articles of association of Shanghai Huaqianshu (including any other shareholders’ voting rights as provided in such amended articles of association).

1.2                     The precondition for the above authorization and entrustment is that the Authorized Person shall be a Chinese citizen and that Shanghai Miyuan consents with the above authorization and entrustment.   Only when Shanghai Miyuan delivers written notice to the Shareholders requiring replacement of the Authorized Person, shall the Shareholders promptly revoke the authorization to the existing Authorized Person hereunder and authorize the Chinese citizen otherwise designated by Shanghai Miyuan to exercise the Authorized Rights according to this Agreement, and the new authorization and entrustment, once made, shall supersede the original authorization and entrustment; except for the above circumstance, the Shareholders shall not revoke the authorization and entrustment granted to the Authorized Person.

1.3                     The Authorized Person shall perform the entrusted obligations within the scope of the authorization under this Agreement in a prudent and diligent manner.  The Shareholders shall acknowledge and be liable for any legal consequences arising from the exercise of any of the Authorized Rights by the Authorized Person.

1.4                     The Shareholders hereby confirm that the Authorized Person does not need to seek the opinion from the Shareholders before exercising the above Authorized Rights.  However, after each resolution is adopted or the proposal for convention of extraordinary shareholders’ meeting is made, the Authorized Person shall notify the Shareholders regarding such promptly.

ARTICLE II. RIGHT TO INFORMATION

For the purpose of exercising the Authorized Rights hereunder, the Authorized Person shall be entitled to have access to various information of Shanghai Huaqianshu such as the operation, business, clients, finance, employees of the company, and the relevant materials of Shanghai Huaqianshu (including but not limited to any accounts, financial statements, contracts, internal correspondences, meeting minutes of board of directors and other documents related to the finance, business and operation), and Shanghai Huaqianshu shall fully cooperate with the exercising of the above rights by the Authorized Person.

ARTICLE III. EXERCISE OF THE AUTHORIZED RIGHTS

3.1                     The Shareholders shall provide full assistance to the exercise of the Authorized Rights by the Authorized Person, including promptly executing the shareholders’ resolution of Shanghai Huaqianshu as adopted by the Authorized Person or other relevant legal documents when necessary (including for satisfying the documentation requirements for government approvals, registrations and filings).

3.2                     In case at any time during the term of this Agreement, the grant or exercise of the Authorized Rights hereunder cannot be realized for any reason (except for default by the Shareholders or Shanghai Huaqianshu), the Parties shall promptly seek the alternative arrangement most similar to the provision that cannot be realized, and execute a supplementary agreement amending or adjusting the provisions of this Agreement when necessary, so as to ensure the sustainable realization of the purpose of this Agreement.

ARTICLE IV. EXEMPTION AND INDEMNITY

4.1                     The Parties acknowledge that Shanghai Miyuan shall not be required to be liable to or make any economic or other indemnity to other Parties or any third party due to the exercise of the Authorized Rights by the Authorized Person under this Agreement.

4.2                     Shanghai Huaqianshu and the Shareholders agree to indemnify and hold harmless Shanghai Miyuan and the Authorized Person from all losses incurred or may be incurred due to the exercise of the Authorized Rights by the Authorized Person, including but not limited to any losses caused by lawsuits, demands, arbitrations, claims initiated by any third parties or administrative investigations initiated and penalties imposed by government agencies.  If such losses are due to Shanghai Miyuan’s deliberate action or gross negligence, such losses shall be excluded from such indemnity.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES

5.1                     The Shareholders hereby severally and jointly represent and warrant as follows:

5.1.1                        Each of the Shareholders is a Chinese citizen with full civil capacity, full and independent legal status and legal capacity, and may act as an eligible party to litigation independently.

5.1.2                        The Shareholders have the full power and authorization to execute and deliver this Agreement and all other documents relevant to the contemplated transaction hereunder to be executed by them, and to consummate the contemplated transaction hereunder.

5.1.3                        This Agreement shall be legally and duly executed and delivered by the Shareholders.  This Agreement shall constitute legal and binding obligation upon the Shareholders, and can be enforced against the Shareholders in accordance with this Agreement.

5.1.4                        The Shareholders are the registered legal shareholders of Shanghai Huaqianshu when this Agreement comes into effect.  Except for the rights created under this Agreement, the Equity Pledge Agreement by and among the Shareholders and Shanghai Miyuan, and the Exclusive Purchase Option Agreement by and among the Shareholders, Shanghai Huaqianshu and Shanghai Miyuan, the Authorized Rights shall be free of any third party rights.  Pursuant to this Agreement, the Authorized Person may completely and fully exercise the Authorized Rights in accordance with the articles of association of Shanghai Huaqianshu then in effect.

5.2                     Shanghai Miyuan and Shanghai Huaqianshu hereby respectively represent and warrant as follows:

5.2.1                        Each of Shanghai Miyuan and Shanghai Huaqianshu is a limited liability company duly registered and existing under the PRC Laws with independent legal person status.  Each of Shanghai Miyuan and Shanghai Huaqianshu has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act as an eligible party to litigation independently.

5.2.2                        Each of Shanghai Miyuan and Shanghai Huaqianshu has the full internal corporate power and authorization to execute and deliver this Agreement and all other documents relevant to the contemplated transaction to be executed by it, and to consummate the contemplated transaction.

5.3                     Shanghai Huaqianshu further represents and warrants that the Shareholders are the entire registered and legal shareholders of Shanghai Huaqianshu when this Agreement comes into effect.  Pursuant to this Agreement, the Authorized Person may completely and fully exercise the Authorized Rights in accordance with the articles of association of Shanghai Huaqianshu then in effect.

ARTICLE VI. TERM OF THE AGREEMENT

6.1                     This Agreement shall become effective upon the execution by the Parties and shall be valid until January 24, 2021, unless terminated earlier pursuant to the Parties’ written agreement or in accordance with Article 8.1 of this Agreement. Prior to the expiry of this Agreement, if any Party requests for an extension of this Agreement, the Parties shall conduct fair negotiation. If a mutual agreement is reached, the Parties shall enter into a separate Shareholders’ Voting Rights Entrustment Agreement in accordance with the agreed terms; otherwise the term of this Agreement shall automatically extend for ten years and the Parties shall continue with the performance of this Agreement.

6.2                     In the event any Shareholder transfers all of his/her equity interests in Shanghai Huaqianshu upon prior consent of Shanghai Miyuan, such Shareholder shall no longer be a Party to this Agreement, but the obligations and warranties of the other Parties hereunder shall not be so adversely affected.

ARTICLE VII. NOTICE

7.1                     All notices, requests, demands and other correspondences required by or in accordance with this Agreement shall be delivered to the relevant Party in writing.

7.2                    The above notices or other correspondences shall be deemed to be properly delivered upon sending when delivered through fax or telegraph, upon delivered in person when personally delivered, or at the fifth (5th) day of mailing if sent by mail.

ARTICLE VIII. DEFAULT LIABILITIES

8.1                     The Parties agree and acknowledge that, in the event that a Party (the “Defaulting Party”) substantially violates any of the agreements hereunder or fails to perform any of its obligations hereunder substantially, it shall constitute a default under this Agreement (the “Default”).  Any of the non-defaulting parties (the “Non-defaulting Party”) shall be entitled to request the Defaulting Party to rectify the Default or take remedial measures within a reasonable period.  In the event that the Defaulting Party fails to rectify the Default or take remedial measures within a reasonable period or within ten (10) days after a written notice sent by the Non-defaulting Party to the Defaulting Party requesting for the rectification, and if the Defaulting Party is any of the Shareholders or Shanghai Huaqianshu, the Non-defaulting Party shall be entitled to determine, at its sole discretion, to: (1) terminate this Agreement and request the Defaulting Party to indemnify all losses incurred by the Non-defaulting Party, or (2) request the Defaulting Party to continue to perform its obligations hereunder and indemnify all losses incurred by the Non-defaulting Party; if the Defaulting Party is Shanghai Miyuan, the Non-defaulting Party shall be entitled to request the Defaulting Party to continue to perform its obligations hereunder and to indemnify all losses incurred by the Non-defaulting Party.

8.2                     The Parties agree and acknowledge that the Shareholders or Shanghai Huaqianshu shall not request to early terminate this Agreement for any reason under any circumstances, except otherwise required under the law or under this Agreement.

8.3                     Notwithstanding any other provisions hereunder, this Article shall survive the suspension or termination of this Agreement.

ARTICLE IX. MISCELLANEOUS

9.1                     This Agreement shall be signed in 8 originals in Chinese.  Each original shall have equal legal force, and each Party shall retain one (1) original of this Agreement in each language. Both language versions shall have equal validity and legal effect.

9.2                    The conclusion, validity, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.

9.3                    Any dispute arising out of or relating to this Agreement shall be settled by the disputing Parties through consultation. In case the disputing Parties fail to reach an agreement within thirty (30) days of the dispute, such dispute shall be submitted to Shanghai Branch of China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Shanghai in accordance with the arbitration rules of CIETAC then in effect.  The arbitration award shall be final and binding upon the disputing Parties.

9.4                     Any right, power and remedy granted to a Party under any provision of this Agreement shall not preclude any other right, power or remedy such Party is entitled to under any laws or regulations or any other provision of this Agreement.  The exercise of its right, power and remedy by a Party shall not preclude the exercise of any other right, power and remedy that such Party is entitled to.

9.5                     Any Party’s failure or delay in exercising any of its right, power and remedy (“Such Rights”) under this Agreement or laws shall not result in a waiver of Such Rights, nor shall any single or partial waiver of any Such Right preclude any exercise of Such Right in other manner or the exercise of any other Such Rights by such Party.

9.6                     The headings in this Agreement shall be for reference purpose only and shall not be used for or affect the construction of the Agreement in any event.

9.7                     Each provision of this Agreement shall be severable and independent of each of the other provision.  In the event that one or several provisions of this Agreement become invalid, illegal or unenforceable at any time, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected.

9.8                     This Agreement shall supersede any previous legal documents executed by the Parties with respect to Shanghai Huaqianshu’s shareholders’ voting rights entrustment upon signing, including but not limited to the Original Shareholders’ Voting Rights Entrustment Agreement. Any amendment or supplement to this Agreement shall be made in writing, and shall take effect after duly executed by the Parties.

9.9                     Without prior written consent of the other Parties, any Party shall not transfer any of its rights and/or obligations under this Agreement to any third party.

9.10               This Agreement shall be binding upon the legal successor of each Party.

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[Signature Page]

IN WITNESS WHEREOF, this Shareholders’ Voting Rights Entrustment Agreement has been duly executed by the Parties as of the date and at the place first above written.

Haiyan GONG		Xu LIU

Signature:	/s/ Haiyan Gong	Signature:	/s/ Xu Liu

Yongqiang QIAN		Qingjun ZHU

Signature:	/s/ Yongqiang Qian	Signature:	/s/ Qingjun Zhu

Cheng LI		Fuping YU

Signature:	/s/ Cheng Li	Signature:	/s/ Fuping Yu

MIYUAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD.		SHANGHAI HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD.

(Company Seal) [seal: Miyuan (Shanghai) Information Technology Co., Ltd.]		(Company Seal) [seal: Shanghai Huaqianshu Information Technology Co., Ltd.]

Signature:		Signature:

Name:		Name:
Title		Title: